Exhibit 99.1

ENGlobal Regains Nasdaq Compliance

Houston, Aug. 15, 2019 (GLOBE NEWSWIRE) -- ENGlobal (NASDAQ:ENG), a leading provider of engineered modular solutions, today announced that it has received official notification from The Nasdaq Stock Market that the company has regained compliance with the minimum bid price requirement for continued listing on the NASDAQ Capital Market.

This notification, dated August 14, 2019, stated that for the last 11 consecutive business days, from July 30 to August 13, 2019, the closing bid price of the company's common stock has been at $1.00 per share or greater. Accordingly, the company has regained compliance with Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

About ENGlobal

ENGlobal (NASDAQ: ENG) is a leading provider of engineered modular solutions to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, integration and implementation of process distributed control and analyzer systems, advanced automated data gathering systems and information technology. Within the Automation segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. The Engineering segment provides multi-disciplined engineering services relating to the development, management and execution of projects requiring professional engineering and related project management services. Further information about the company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties, including but not limited to: (1) our ability to identify, evaluate, and complete any strategic alternative in connection with our review of strategic alternatives; (2) the impact of the announcement of our review of strategic alternatives on our business, including our financial and operating results, or our employees, suppliers and customers; (3) our ability to increase our revenue and profitability; (4) our ability to realize project awards or contracts on our pending proposals, and the timing, scope and amount of any related awards or contracts; (5) the effect of economic downturns and the volatility and level of oil and natural gas prices; (6) our ability to retain existing customers and attract new customers; (7) our ability to accurately estimate the overall risks, revenue or costs on a contract; (8) the risk of providing services in excess of original project scope without having an approved change order; (9) our ability to execute our expansion into the modular solutions market and to execute our updated business growth strategy to position the company as a leading provider of higher value industrial automation and Industrial Internet of Things services to its customer base; (10) our ability to attract and retain key professional personnel; (11) our ability to fund our operations and grow our business utilizing cash on hand, internally generated funds and other working capital; (12) our ability to obtain additional financing, including pursuant to a new credit facility, when needed: (13) our dependence on one or a few customers; (14) the risks of internal system failures of our information technology systems, whether caused by us, third-party service providers, intruders or hackers, computer viruses, malicious code, cyber-attacks, phishing and other cyber security problems, natural disasters, power shortages or terrorist attacks; (15) our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner; (16) the uncertainties related to the U.S. Government's budgetary process and their effects on our long-term U.S. Government contracts; (17) the risk of unexpected liability claims or poor safety performance; (18) our ability to identify, consummate and integrate potential acquisitions; (19) our reliance on third-party subcontractors and equipment manufacturers; (20) our ability to satisfy the continued listing standards of NASDAQ with respect to our common stock or to cure any continued listing standard deficiency with respect thereto; and (21) the effect of changes in laws and regulations, including U.S. tax laws, with which the company must comply and the associated cost of compliance with such laws and regulations. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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Contacts:

Mark A. Hess, CFO

(281) 878-1000

ir@ENGlobal.com

Market Makers - Investor Relations

Jimmy Caplan

512-329-9505

jimmycaplan@me.com

Market Makers - Media Relations

Rick Eisenberg

212-496-6828

eiscom@msn.com